UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2012

CHINA MARKETING MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-51806	76-0641113
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Lianhe Mansion, 20 Chaowai Avenue, Suite 1105
Chaoyang District, Beijing P.R. China
(Address of Principal Executive Office) (Zip Code)

86-10-6588-2030
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers’ Compensatory Arrangements of Certain Officers

On June 1, 2012, at its meeting, the Board of Directors (the “Board”) of China Marketing Media Holdings, Inc. (the “Company”) appointed Shuang Li Cai as a Board member. The effective date of the appointment is June 4, 2012.

Mr. Cai brings to the Board a significant expertise in finance, management and insurance areas. He holds a Ph.D. degree in financial management from Finance and Economics Department of School of Business Administration at Tianjin University. Since 1996, he also held positions of the Dean of Finance and Financial Management Research Institute at Tianjin University and the head of the Department of Research Center of Finance and Insurance at Tianjin University.

There is no arrangement or understanding by and between Mr. Cai and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships by and between Mr. Cai and any executive officers and directors. Further, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.  Upon review, the Board determined that Mr. Cai is an “independent” member of the Board, as such term is defined under the Nasdaq Stock Market.

As an independent Board member, Mr. Cai will entitled to receive RMB 80,000 per annum as compensation for his services on the Board.

Section 9 – Exhibits

Item 9.01                      Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Marketing Media Holdings, Inc.

By:	/s/ Yingsheng Li
Yingsheng Li Chief Executive Officer and President

Date:           June 8, 2012